                       AUDIOVOX COMMUNICATIONS CORPORATION
                      LONG-TERM INCENTIVE COMPENSATION PLAN

                                 AWARD AGREEMENT

         This Award Agreement (this "Award Agreement") evidencing the grant of an Award pursuant to the terms of the Audiovox Communications Corporation Long-Term Incentive Compensation Plan (the "Plan"), is entered into between Audiovox Communications Corporation ("ACC") and Philip Christopher (the "Participant").

1.       Date of Award: June 1, 2002.

2. Number of Appreciation Units Subject to Award: 7.1428571364, which assuming a future stock split of 22 Million shares will be equal to 1,000,000 shares at $5.53 per share.

3. Vesting: The Award has vested in accordance with and i governed by Sections 5 and 7 of the employment agreement between Philip Christopher and Audiovox Communications Corporation dated as of May 29, 2002.

4. The Plan is incorporated herein by reference and made a part hereof, and the Appreciation Units granted hereby and this Award Agreement are subject to all terms and conditions of the Plan. In the event of any inconsistency or conflict between the terms of the Plan and the provisions of this Award Agreement, the terms of the Plan shall control. Capitalized terms used herein which are not specifically defined herein shall have the meanings given them in the Plan.

5.       Participant acknowledges receipt of a copy of the Plan.


         IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the Date set forth first above:

                                                 AUDIOVOX COMMUNICATIONS CORP.


                                                 /s/ Charles M.  Stoehr
                                                 ------------------------------
                                                 By:   Charles M. Stoehr
                                                 Title:  Vice President


                                                 /s/ Philip Christopher
                                                 ------------------------------
                                                 Philip Christopher

                                                 555 Wireless Blvd.

                                  Exhibit 10.13

                               Hauppauge, NY 11788

                          AUDIOVOX COMMUNICATIONS CORP.
                      LONG-TERM INCENTIVE COMPENSATION PLAN


     1. Purpose.

         The purpose of the Audiovox Communications Corp. Long-Term Incentive Compensation Plan (the "Plan") is to align the interests of employees, non-employee directors and consultants of Audiovox Communications Corp., a Delaware corporation (together with its successors, "ACC"), and its subsidiaries (and their respective successors), now held or hereafter acquired with those of the equity holders of ACC; to attract, motivate and retain the best available executive personnel, employees, non-employee directors and consultants of ACC; and to reward the performance of such individuals in fulfilling their personal responsibilities for long-range achievements.

     2.   Definitions.

     (a)  "ACC" shall have the meaning set forth in Section 1.

     (b) "Affiliate" shall mean a company that is a parent of, under the control of, or under common control with, ACC.

     (c) "Appreciation Unit" shall mean a unit granted pursuant to the terms of the Plan and an Award Agreement, having the rights provided for herein and in such Award Agreement.

     (d)  "Appreciation Unit Payment Amount" shall have the meaning set forth in
          Section 5(c).

     (e) "Appreciation Value" associated with an Award shall mean the product derived by multiplying (i) the excess, if any, of (A) the Final Value of each Appreciation Unit subject thereto on the date on which such Appreciation Unit is cancelled, less (B) the Base Value associated with each such Appreciation Unit, and (ii) the number of Appreciation Units (including fractions thereof) subject to such Award.

     (f) "Award" shall mean the grant of an Appreciation Unit granted to a Participant pursuant to an Award Agreement under the Plan.

     (g) "Award Agreement" shall mean any written agreement, contract or other instrument or document between ACC and a Participant evidencing an Award; each Award Agreement shall set forth, among other things, the number of Appreciation Units




                                 Exhibit 10.13
          granted pursuant thereto, the vesting schedule, if any, applicable to such Appreciation Units and the Base Value associated with such Appreciation Units.

     (h) "Base Value" shall mean: (i) with respect to each Appreciation Unit made subject to an Initial Award, $773,818.19; and (ii) with respect to each Appreciation Unit made subject to an Award that is not an Initial Award, the value of a share of Stock as of the date of grant, as determined in good faith by the Board; provided, that, in any case, the Base Value of any Appreciation Unit may be subject to adjustment as provided under Section 5(b).

     (i)  "Board" shall mean the Board of Directors of ACC.

     (j) "Consolidated Interest Expense" shall mean, for any period, the sum of, without duplication: (i) the aggregate of the interest expense for such period; and (ii) the interest component of capitalized lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period, in each case, determined on a consolidated basis in accordance with GAAP.

     (k) "Consolidated Net Income" shall mean, for any period, the aggregate net income (or loss) of ACC for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (i) after-tax gains or losses from asset sales or abandonments or reserves relating thereto, (ii) after-tax items classified as extraordinary or nonrecurring gains and (iii) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

     (l) "Debt" shall mean, without duplication: (i) all Obligations for borrowed money; (ii) all Obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all capitalized lease Obligations; (iv) all Obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (vi) guarantees and other contingent Obligations in respect of Debt referred to in clauses (i) through (v) above and clause (viii) below; (vii) all Obligations of the type referred to in clauses (i) through (vi) above which are secured by any lien on any property or asset, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured; and
          (viii) all Obligations under currency agreements and interest swap agreements of ACC. For purposes of this definition, the amount outstanding at any time of any Debt with original issue discount is the face amount



                                 Exhibit 10.13
          of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in accordance with GAAP.

     (m)  "EBITDA" shall mean, for any period, the sum (without duplication) of:
          (i) Consolidated Net Income; and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of ACC paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and
          (C) non-cash charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for ACC in accordance with GAAP.

     (n)  "Effective Date" shall mean May 29, 2002.

     (o) "Final Value" shall mean, with respect to any Appreciation Unit: (i) in the event the Triggering Event is an IPO, the initial offering price of a share of Stock, as determined by ACC's underwriters in connection with such IPO; or (ii) in the event that no IPO occurs prior to the Plan Termination Date, the result obtained by (A) multiplying (1) average EBITDA for the four most recently completed fiscal years ending prior to the Termination Date by (2) the number 6.5, and (B) subtracting from the product thereof Debt (calculated as of the Termination Date).

     (p)  "GAAP" shall mean U.S. generally acceptable accounting principles.

     (q) "Initial Award" shall mean an Award granted pursuant to the initial allocation by the CEO of Appreciation Units, as provided under
          Section 3.

     (r) "IPO" shall mean the initial public offering by ACC of shares of Stock registered under the Securities Act of 1933, as amended.

     (s)  "IPO Date" shall mean the date on which the IPO becomes effective.

     (t) "Obligations" shall mean all obligations for principal, premium, interests, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

     (u) "Option" shall mean a non-qualified stock option that is granted in accordance with the terms of Section 6.

     (v) "Participant" shall mean any officer or other employee, non-employee director or consultant of ACC or any of its subsidiaries who receives an Award under the Plan.

     (w)  "Plan" shall have the meaning set forth in Section 1.

     (x) "Plan Termination Date" shall mean the fifth anniversary of the Effective Date.



                                 Exhibit 10.13

     (y) "Stock" shall mean the Class A Common Stock of ACC, no par value per share.

     (z) "Triggering Event" shall mean the earlier to occur of (i) the IPO Date and (ii) the Plan Termination Date.

     3.   Administration.

          The Plan shall be administered by the Board. The Board shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the number of Appreciation Units to be granted to any Participant, and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent and under what circumstances an Award may be settled, cancelled, adjusted, forfeited, exchanged, surrendered or accelerated; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements, consistent with the terms and provisions of the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions of the Plan. Determinations made by the Board pursuant to this
Section 3 shall be final and binding on ACC, its subsidiaries and their respective successors and the Participants. Notwithstanding the foregoing, ACC's Chief Executive Officer as of the Effective Date (the "CEO") shall have the discretion to determine the initial allocation of Appreciation Units under the Plan as follows: the CEO shall have sole discretion to determine the initial allocation of the remaining Appreciation Units initially reserved under the Plan, provided that at least 54.55% must be allocated to individuals other than the CEO and the Board shall have the right to review these allocations made by the CEO and make changes to such allocations as it, in its sole discretion, shall determine to be appropriate.

     4.   Eligibility.

          Initial Awards may be granted by ACC to the CEO and such other employees, non- employee directors and consultants of ACC and its subsidiaries as the CEO shall determine in his sole discretion, subject to the provisions of
Section 3. Awards under the Plan that are not Initial Awards may be granted by ACC to such employees, non-employee directors and consultants of ACC and its subsidiaries as the Board shall determine in its sole discretion, subject to the provisions of Section 3.

     5.   Appreciation Units.

          (a) Initial Number and Value of Units. The aggregate number of Appreciation Units which may be made subject to Initial Awards is 15.7142857, subject to adjustment as provided in paragraph (b) below. The value at any time of an Appreciation Unit shall be equivalent to the value of one outstanding share of Stock at such time. Each grant of Appreciation Unit subject to an Award

                                  Exhibit 10.13
shall be evidenced by an Award Agreement in such form and having such terms and conditions as the Board shall from time to time approve. The Board shall determine in its discretion, subject to the terms of the Plan, the Final Value of any Appreciation Unit, and the vesting schedule, if any, applicable to each Award, and the performance criteria, if any, which must be attained as a condition of such vesting. The Board shall also determine in its discretion the Base Value of any Appreciation Unit that may be made subject to an Award that is not an Initial Award. Any Appreciation Unit that is subject to an Award that is forfeited and cancelled prior to a Triggering Event shall be available for re-issuance under the Plan.

          (b) Equitable Adjustment. Subject to Section 6, in the event that a transaction or other event or circumstance affecting ACC is proposed or shall occur, including, but not limited to, (i) equity investments in ACC or distributions from ACC in respect of equity interests in ACC (whether such investments or distributions are made in cash or in kind) or (ii) any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, tender offer, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets or other similar transaction or event, and the Board determines, in its sole discretion, that a change or adjustment in the terms of any Award is appropriate, then the Board may, in its sole discretion, make such equitable changes or adjustments or take any other actions that it deems necessary or appropriate (which shall be effective at such time as the Board in its sole discretion determines), including, but not limited to causing changes or adjustments to any or all of (i) the number of, and vesting schedule applicable to, any Appreciation Units subject to an outstanding Award, (ii) the Base Value associated with any Appreciation Units subject to an outstanding Award and (iii) the number of Appreciation Units remaining available for grants of Awards.

          (c) Rights with Respect to Appreciation Units. Each vested Appreciation Unit shall represent the right to receive, subject to the terms and conditions of the Plan and the Award Agreement pursuant to which such Appreciation Unit is granted: (i) in the event that the Triggering Event is an IPO, the right to receive an Option as provided under Section 6; or (ii) in the event that the Triggering Event is the occurrence of the Plan Termination Date, an amount ("Appreciation Unit Payment Amount") equal to the excess, if any, of the Final Value of the Appreciation Unit over the Base Value of such Appreciation Unit. Payment of the Appreciation Unit Payment Amount shall be made in the form of cash.

          (d) Vesting of Appreciation Units. Unless otherwise provided in an Award Agreement at the time of grant of such Award, and subject to the conditions set forth in this Plan, no Award of Appreciation Units granted to a Participant shall become vested until the occurrence of a Triggering Event, at which time all outstanding Awards shall vest in full.

          (e) Termination of Services. Unless otherwise set forth in an Award Agreement at the time of grant of such Award, if a Participant ceases to provide services to ACC for any reason (whether voluntarily, involuntarily or by death), then, all Appreciation Units held by such Participant shall be immediately forfeited and cancelled effective as of the effective date of the termination of such Participant's services.

                                  Exhibit 10.13

          (f) Restrictions. Appreciation Units cannot be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant. Any attempt to so dispose of all or any portion of an Appreciation Unit shall be void and without any force and effect.

     6. IPO Triggering Event. In the event that during the term of the Plan there shall occur an IPO, then, upon the IPO Date, each then-outstanding Award shall be cancelled and the holder thereof shall be entitled to receive from ACC a grant of an Option that shall be granted by ACC subject to the terms of any of its then-extant equity incentive plans that provides for the grant of non-qualified stock options to purchase shares of Stock (any such plan, an "ACC Plan"). Each Option so granted shall be subject to such terms and conditions as shall be determined by the Board in its sole discretion at the time of grant of such Option, not inconsistent with the terms of such ACC Plan; provided, however, that the aggregate Appreciation Value of the Appreciation Unit Award as of the IPO Date shall be preserved as of the grant date of such Option.

     7. General Provisions.

          (a) Compliance with Legal Requirements. The Plan and the granting of, and payments with respect to, Awards, and the other obligations of ACC under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required.

          (b) No Right To Provide Services. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue to provide services to ACC or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of ACC to terminate such Participant's services.

          (c) Withholding Taxes. At the time ACC makes any payment relating to any Appreciation Unit, ACC may withhold from such payment the full amount of any federal and state withholding or other employment taxes required by any government authority to be withheld or otherwise deducted and paid in respect of such payment. The Board may provide for other arrangements to satisfy ACC's withholding obligations in the Award Agreement or otherwise.

          (d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires the approval of ACC's equity holders under applicable Delaware law shall be effective unless the same shall be approved by the requisite vote. Notwithstanding the foregoing, subject to the other provisions of the Plan and the applicable Award Agreement, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The Plan and the power to grant Awards under the Plan shall automatically terminate upon the occurrence of a Triggering Event. If the Plan is terminated, any outstanding Award shall continue to be administered in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

                                  Exhibit 10.13

          (e) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. The Participant shall not have any rights as an equity holder of ACC with respect to any Appreciation Units.

          (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of ACC.

          (g) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (h) Effective Date. The Board has adopted the Plan. The Plan shall become effective as of the Effective Date.




                                  Exhibit 10.13